CONTACT:       Bruce Zurlnick                  Melissa Myron/Rachel Albert
               Senior Vice President and       Media Contact: Melissa Merrill
               Chief Financial Officer         Financial Dynamics
               Finlay Enterprises, Inc.        (212) 850-5600
               (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS THIRD QUARTER
                             AND NINE MONTHS RESULTS

NEW YORK, NY, NOVEMBER 17, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the third quarter and first nine months of fiscal 2005.

THIRD QUARTER RESULTS

For the 13 weeks ended October 29, 2005, the Company reported a net loss of $6.9 million, or $0.77 per share, which includes pre-tax charges of $1.6 million, or
$0.11 per share, associated with severance and accelerated depreciation for store closings in conjunction with the Federated and May merger. Excluding these charges, the current year's third quarter net loss was $5.9 million, or $0.66 per share, an improvement over the Company's previous guidance of a loss in the range of $0.70 to $0.75 per share. This compares to last year's third quarter net loss of $4.8 million, or $0.55 per share. Please refer to the schedule accompanying this release for reconciliation of GAAP and adjusted results.

Income from operations before depreciation and amortization expenses (EBITDA), for the third quarter of fiscal 2005 totaled $0.5 million, $0.9 million excluding $400,000 of severance costs included above, compared to $2.0 million in the prior year period.

As previously reported, sales increased 9.8% to $183.3 million for the third quarter compared to $166.8 million in the same period a year ago. Total sales for the third quarter of fiscal 2005 included $15.9 million of sales related to the Carlyle specialty jewelry stores acquired by the Company in May 2005.
Comparable department sales (departments open for the same months during the comparable period) for the third quarter increased 1.3%.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "We are pleased with the progress we made in the third quarter.
Separate from the charges related to the Federated/May merger, we expanded our top line and generated a narrower than expected net loss. Our ability to generate positive comps during a quarter in which our business was going through significant change and uncertainty relating to the department store industry consolidation reflects the strength of our organization."

NINE MONTHS RESULTS

For the nine months ended October 29, 2005, the Company reported a net loss of
$84.5 million, or $9.41 per share, which includes a pre-tax non-cash charge of
$77.3 million, or $8.12 per share, for the impairment of goodwill and pre-tax charges of $1.7 million, or $0.12 per share, for closing costs associated with the Federated and May merger. Excluding these charges, the nine month net loss was $10.5 million, or $1.17 per share.

Last year's net loss for the comparable period totaled $12.1 million, or $1.39 per share, which includes pre-tax charges of $9.1 million, or $0.64 per share, associated with early debt extinguishment costs related to the refinancing of the Company's debt, and a $625,000 credit, or $0.07 per share, associated with the reversal of income tax accruals that were no longer required. Excluding these charges and credits, the prior year's nine month net loss was $7.2 million, or $0.82 per share. Please refer to the schedule accompanying this release for reconciliation of GAAP and adjusted results.

The Company reported EBITDA, excluding the goodwill charge, for the nine month period of $11.9 million, compared to $18.4 million in the prior year. Excluding the severance costs, EBITDA in the current year totaled $12.3 million.

As previously reported, total sales for the nine month period were $568.7 million compared to $543.1 million in the first nine months of 2004, an increase of 4.7%, including $29.9 million of sales related to Carlyle. Comparable department sales increased 0.6% for the first nine months of fiscal 2005.

COMPANY OUTLOOK

Due to the divestitures and division realignment relating to the Federated/May merger, the Company currently estimates recording severance costs totaling $2.2 million and accelerated depreciation of fixed assets, a non-cash charge, totaling $5.0 million from the third quarter of 2005 through July 2006.
Approximately half of these costs will be recorded in 2005 and the other half over the first six months of 2006.

The Company estimates comparable store sales for the fourth quarter will increase in the range of 2.5% to 3.0%, and total sales are projected to be between $425 million and $435 million. As such, diluted earnings per share for the fourth quarter are projected to be in the range of $3.05 to $3.25. Included in the estimates for the fourth quarter are pre-tax charges of approximately
$1.8 million, or $0.12 per share, associated with the store closings. This compares to diluted earnings per share in the fourth quarter last year of $2.94, excluding $800,000 of tax credits associated with the liquidation of Sonab, the
Company's former European division.

The Company anticipates full year diluted earnings per share, excluding the goodwill charge, will be between $1.80 and $2.00, which includes $3.6 million of pre-tax closing costs, or $0.23 per share. This compares with diluted earnings per share of $2.25 for fiscal 2004, excluding the costs of refinancing long term debt and the Sonab tax credits.

Mr. Reiner concluded, "As we announced earlier this week, we have signed a new license agreement with Federated that extends our longstanding partnership an additional three years through January 31, 2009. We are enthusiastic about moving forward with the newly-structured Macy's divisions and working with them to create an exciting and successful business. In addition, the new agreement eliminates all non-compete provisions contained in previous May Company contracts. We view this as a very positive step for our business, one that allows us to further develop and execute our growth strategy. We continue to believe that our core business remains strong and we are intensifying our ongoing efforts to add new sources of growth. Going forward, we will focus on finding new opportunities that are complementary to our business model and will contribute strongly to our top and bottom lines, thus driving long-term shareholder value."

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, November 17, 2005 at
10:00 a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $923.6 million in fiscal 2004. The number of locations at the end of the third quarter of fiscal 2005 totaled
1,009, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

                            FINLAY ENTERPRISES, INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        THIRTEEN WEEKS ENDED
                                           ------------------------------------------------------------------------------------
                                               OCTOBER 29,            OCTOBER 30,        OCTOBER 29,            OCTOBER 30,
                                                  2005                    2004              2005                    2004
                                           --------------------   -----------------  --------------------  --------------------

Sales..................................... $  183,261   100.0%   $ 166,841   100.0%   $ 568,725   100.0%   $ 543,051     100.0%
Cost of sales.............................     92,768    50.6       82,229    49.3      284,623    50.0      266,546      49.1
                                           --------------------   -----------------  --------------------  --------------------
       Gross margin.......................     90,493    49.4       84,612    50.7      284,102    50.0      276,505      50.9
Selling, general and administrative
 expenses.................................     89,949     49.1      82,629    49.5      272,163    47.9      258,096      47.5

Depreciation and amortization.............      5,322      2.9       4,298     2.6       13,651     2.4       13,061       2.4
Impairment of goodwill....................       -       -           -        -          77,288    13.6        -          -
                                           --------------------   -----------------  --------------------  --------------------
        Income (loss) from operations.....     (4,778)   (2.6)      (2,315)   (1.4)     (79,000)  (13.9)       5,348       1.0

Interest expense, net.....................      6,761     3.7        5,596     3.3       17,903     3.2       17,109       3.1

Other expense.............................         79    -           -        -              79     -          9,090       1.7
                                          --------------------   -----------------   -------------------  --------------------
        Loss before income taxes..........    (11,618)   (6.3)      (7,911)   (4.7)     (96,982)  (17.1)     (20,851)     (3.8)

Benefit for income taxes..................     (4,744)   (2.5)      (3,085)   (1.8)     (12,501)   (2.2)      (8,756)     (1.6)
                                          --------------------   -----------------   -------------------  --------------------
        Net loss.......................... $   (6,874)   (3.8)%  $  (4,826)   (2.9)%  $ (84,481)  (14.9)%  $ (12,095)     (2.2)%
                                          ====================   =================   ===================  ====================

Net loss per share applicable to common
 shares:
       -  Basic and diluted............... $    (0.77)           $   (0.55)           $   (9.41)           $   (1.39)
                                           ==========            =========            =========            =========
Weighted average share and share
equivalents
         Outstanding:
       -  Basic and diluted...............  8,981,710            8,714,961            8,980,258            8,718,083
                                           ==========            =========            =========            =========

Other information: EBITDA................. $      544            $   1,983            $ (65,349)           $  18,409
                                           ==========            =========            =========            =========

EBITDA excluding write-down of Goodwill... $      544            $   1,983            $  11,939            $  18,409
                                           ==========            =========            =========            =========

Reconciliation of EBITDA:
        Income (loss) from operations..... $   (4,778)           $  (2,315)           $ (79,000)           $   5,348

       Add: Depreciation and amortization       5,322                4,298               13,651               13,061
                                           ----------           ----------            ---------            ---------
       EBITDA............................. $      544            $   1,983            $ (65,349)           $  18,409
                                           ==========            =========            =========            =========

------------------------
(1)  EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued
     operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

(2)  The prior year thirty-nine weeks ended October 30, 2004 includes $625,000 benefit associated with the reversal of income tax accruals that were no longer required.

(3)  Other expense for the thirteen weeks and thirty-nine weeks ended October
     29, 2005 includes approximately $79,000 associated with a loss on foreign exchange related to a refund of foreign taxes. Other expense for the thirty-nine weeks ended October 30, 2004 includes approximately $9.1 million associated with early debt extinguishment costs related to refinancing of the Company's debt.

                            FINLAY ENTERPRISES, INC.
       RECONCILIATION OF GAAP & ADJUSTED NET LOSS AND NET LOSS PER SHARE:
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THIRTEEN WEEKS                    THIRTY-NINE WEEKS
                                                                ENDED                              ENDED
                                                   --------------------------------    ------------------------------
                                                     OCTOBER 29,       OCTOBER 30,      OCTOBER 29,       OCTOBER 30,
                                                        2005              2004              2005             2004
                                                   --------------    --------------    -------------     ------------

GAAP net loss................................      $     (6,874)     $    (4,826)      $   (84,481)      $  (12,095)

Adjustments, net of tax:
    Federated/May merger costs...............               992             -                1,050             -
    Impairment of Goodwill...................             -                 -               72,900             -
    Refinancing charges......................             -                 -                -                5,545
    Tax credits..............................             -                 -                -                 (625)
                                                   --------------    --------------    -------------     ------------
Adjusted net loss............................      $     (5,882)     $    (4,826)      $   (10,531)      $   (7,175)
                                                   ==============    ==============    =============     ============

Adjusted net loss per share..................      $      (0.66)     $     (0.55)      $     (1.17)      $    (0.82)
                                                   ==============    ==============    =============     ============

                            FINLAY ENTERPRISES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                           OCTOBER 29,           OCTOBER 30,
                                                                               2005                  2004
                                                                         -----------------     -----------------

                               ASSETS

Cash................................................................     $          2,540      $          2,977
Accounts receivable.................................................               53,169                37,065
Inventory...........................................................              377,240               305,282
Other current assets................................................               53,270                48,343
                                                                         -----------------     -----------------
    Total current assets............................................              486,219               393,667
                                                                         -----------------     -----------------

Fixed assets, net...................................................               62,822                65,086
Goodwill............................................................                 -                   77,288
Other assets........................................................               15,692                17,912
                                                                         -----------------     -----------------
    Total assets....................................................     $        564,733      $        553,953
                                                                         =================     =================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings...............................................     $        133,123      $         78,497
Accounts payable....................................................               68,199                54,094
Other current liabilities...........................................               64,460                58,646
                                                                         -----------------     -----------------
    Total current liabilities.......................................              265,782               191,237
Long-term debt......................................................              200,000               200,000
Deferred income taxes and other non-current liabilities.............               12,155                22,615
                                                                         -----------------     -----------------
    Total liabilities...............................................              477,937               413,852
Total stockholders' equity..........................................               86,796               140,101
                                                                         -----------------     -----------------
    Total liabilities and stockholders' equity......................     $        564,733      $        553,953
                                                                         =================     =================

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